Exhibit 10.5

LAMAR PARTNERING CORPORATION

5321 Corporate Boulevard

Baton Rouge, Louisiana 70808

                    March 30, 2021

Lamar Partnering Sponsor LLC

5321 Corporate Boulevard

Baton Rouge, Louisiana 70808

Ladies and Gentlemen:

This letter agreement by and between Lamar Partnering Corporation (the “Company”) and Lamar Partnering Sponsor LLC (“Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date the Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of the Company is declared effective (the “Effective Date”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), the Sponsor shall take steps directly or indirectly to make available to the Company certain office space, secretarial and administrative services as may be required by the Company from time to time, situated at 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808 (or any successor location). In exchange therefore, the Company shall pay the Sponsor a sum of $12,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have and irrevocably waives any and all right, title, interest, cause of action or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party may assign this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

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Very truly yours,

LAMAR PARTNERING CORPORATION

By:	/s/ Ross Reilly
Name:	Ross Reilly
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

LAMAR PARTNERING SPONSOR LLC By: Lamar Media Corp., its Sole Member

By:	/s/ Sean E. Reilly
Name:	Sean E. Reilly
Title:	Chief Executive Officer and President